                                                                Exhibit(a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
              (INCLUDING ASSOCIATED SERIES A JUNIOR PARTICIPATING
                        PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                                  ACSYS, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    As set forth in Section 2 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock, no par value per share (together with the associated series A junior participating preferred stock purchase rights, the "Shares") of Acsys, Inc., a Georgia corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Paying Agent prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand or transmitted by telegram, mail or overnight courier or, for Eligible Institutions (as defined below), facsimile transmission, to the Paying Agent and must include a guarantee by an Eligible Institution. See Section 2 of the Offer to Purchase.

                       THE PAYING AGENT FOR THE OFFER IS:

                            WILMINGTON TRUST COMPANY

             BY MAIL:                  BY FACSIMILE TRANSMISSION:        BY HAND/OVERNIGHT DELIVERY:
    Corporate Trust Operations      (For Eligible Institutions Only)      Wilmington Trust Company
     Wilmington Trust Company                (302) 651-1079            1105 North Market Street, First
     1100 North Market Street              CONFIRM RECEIPT OF                       Floor
        Rodney Square North             FACSIMILE BY TELEPHONE:          Wilmington, Delaware 19890
    Wilmington, Delaware 19801               (302) 651-8869           Attn: Corporate Trust Operations

                           --------------------------

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to Platform Purchaser Inc., a Georgia corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 27, 2000, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, pursuant to the guaranteed delivery procedure set forth in
Section 2 of the Offer to Purchase.

-------------------------------------------
  NUMBER OF SHARES: __________________________________________________________
  CERTIFICATE NOS. (IF AVAILABLE):
  ____________________________________________________________________________
  ____________________________________________________________________________
                                    Name(s)
  ____________________________________________________________________________
                      Area Code(s) and Telephone Number(s)
-------------------------------------------
                           SHAREHOLDER MUST SIGN HERE

  ____________________________________________________________________________

  ____________________________________________________________________________
                                  Signature(s)

  Dated: _______________________________________________________________, 2000
-------------------------------------------
-------------------------------------------
  ____________________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________
                                  Address(es)
-------------------------------------------
  If shares will be tendered by book-entry transfer, enter The Depository Trust Company Account Number below:

  Account
  Number: ____________________________________________________________________

-------------------------------------------

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                            ------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, hereby guarantees to deliver to the Paying Agent either the certificate(s) representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, all within three American Stock Exchange trading days (as defined in the Letter of Transmittal) after the date hereof.

    THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE PAYING AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE PAYING AGENT WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

--------------------------------------------   --------------------------------------------
            AUTHORIZED SIGNATURE                                  ADDRESS

--------------------------------------------   --------------------------------------------
             NAME (PLEASE PRINT)

--------------------------------------------   --------------------------------------------
                    TITLE                                  (INCLUDING ZIP CODE)

--------------------------------------------   --------------------------------------------
                NAME OF FIRM                          AREA CODE AND TELEPHONE NUMBER

                                                   DATE:-------------------------, 2000

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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